Exhibit 99.1

Fathom Holdings Inc. Reports 74% Year-Over-Year Revenue Growth
for 2020 Third Quarter

CARY, N.C., November 11, 2020 – Fathom Holdings Inc. (Nasdaq: FTHM), a holding company that primarily operates through its wholly owned subsidiary, Fathom Realty, LLC, a national, cloud-based, technology-driven, residential real estate brokerage, today announced financial results for the 2020 third quarter and year-to-date period ended September 30, 2020.

Third Quarter 2020 Financial Results

Revenue for the 2020 third quarter grew 74% to $55.8 million, from $32.1 million for the comparable period last year. During the third quarter of 2020, Fathom completed approximately 8,100 real estate transactions, a 56% increase from approximately 5,200 transactions during the same period last year. Average revenue per transaction expanded 12% to $6,895, from $6,171 for last year’s third quarter. Fathom’s real estate agent network grew to 5,026 agents as of September 30, 2020, up 38% from 3,629 one year ago.

GAAP net loss for the 2020 third quarter narrowed to $184,000, or a loss of $0.02 per share, compared with a GAAP net loss of $239,000, or a loss of $0.02 per share, for last year’s third quarter. Adjusted EBITDA, a non-GAAP measure, increased to $5,800 for the third quarter of 2020, from an adjusted EBITDA loss of $170,000 for the same period last year. Fathom is providing adjusted EBITDA, a non-GAAP financial measure, because it provides additional information for monitoring the company’s performance. A table providing a reconciliation of adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of this non-GAAP measure, is included in the tables at the end of this press release.

“By all accounts, the third quarter was a resounding success. Our significant revenue growth reflected our expanded agent network, focus on increasing agent productivity, and improving market conditions, including continued rising home prices both in our mature and newer markets,” said Fathom CEO Joshua Harley. “I’m especially proud of our results, which exceeded expectations, as we were only public and funded for a little over half of the quarter. Clearly, our growth is a result of our tenacity, amazing team, and disruptive model that is attracting hundreds of agents each month.

“We are prudently and strategically using our IPO funds to accelerate growth, including our planned acquisition of Verus Title, which we announced earlier this month, hiring new leaders to accelerate our growth, and geographic expansion into the Oklahoma and West Virginia markets. We are continuing to identify additional opportunities to give us the ability to better serve our agents, including expanding our footprint and increasing our revenue through vertical integration,” Harley continued. “Fathom has built what we believe is an exceptional company dedicated to serving others, which is one of our key missions, and is reflected in both our agent and transaction growth. Fathom is founded on a culture of service, which assists with our agent recruiting and retention efforts. I believe our future is very bright. Our team remains dedicated to proving that out, and we look forward to continued growth and sharing our progress with you.”

First Nine Months 2020 Financial Results

Total revenue for the first nine months of 2020 increased 58% to $123.4 million, from $78.0 million for the same period of 2019. GAAP net loss for the first nine months of 2020 was $66,000, or a loss of $0.01 per share, compared with a GAAP net loss of $2.7 million, or a loss of $0.28 per share, for the first nine months of last year. Adjusted EBITDA totaled $469,000 for the 2020 period, versus an adjusted EBITDA loss of $1.1 million for the 2019 period.

The company had cash and cash equivalents of $31.0 million at September 30, 2020, up from $579,000 at December 31, 2019, primarily reflecting the completion of the company’s initial public offering on August 4, 2020, which resulted in the issuance and sale of approximately 3.4 million shares at an offering price of $10.00 per share, providing net proceeds of $31.1 million, net of offering costs.

“Our balance sheet is strong and flexible, providing us the opportunity to execute our growth plans,” added Fathom President and CFO Marco Fregenal. “Despite the pandemic-related challenges of 2020, Fathom’s market remains strong, we are recruiting new agents at a rapid pace, and at the same time, we are working to solidify and expand our market position.”

Fiscal 2020 Third Quarter Financial Results Conference Call

Date:	Wednesday, November 11, 2020
Time:	5:00 p.m. ET/2:00 p.m. PT
Phone:	877-270-2148 (domestic); 412-902-6510 (international)
Replay:	Accessible through November 18, 2020; 877-344-7529 (domestic);
412-317-0088 (international); replay access code 10149556
Webcast:	Accessible at www.FathomRealty.com; archive available for
approximately one year

About Fathom Holdings Inc.

Fathom Holdings Inc. is the parent company of Fathom Realty Holdings, LLC, a national, virtual, full-service real estate brokerage that leverages proprietary cloud-based software called intelliAgent to operate a Platform as a Service model (PaaS) for the residential real estate industry. Fathom offers real estate professionals 100% commission, small flat-fee transaction costs, support, technology, and training, all powered by best in class operational efficiencies. For more information visit www.fathomrealty.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” include, but are not limited to, accelerating growth. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with the COVID pandemic; competition; management of growth; risks associated with making and integrating acquisitions; the costs and distractions of operating as a public company; and the others set forth in the Risk Factors section of the Company’s registration statement for its initial public offering filed with the SEC, copies of which are available on the SEC’s website at www.sec.gov, along with other Company filings made with the SEC made from time to time. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations and Media Contacts:

Roger Pondel/Laurie Berman

PondelWilkinson Inc.

investorrelations@fathomrealty.com

(310) 279-5980

Marco Fregenal
President and CFO

Fathom Holdings Inc.
investorrelations@fathomrealty.com
(888) 455-6040

(Financial tables follow)

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Revenue	$55,847,915	$32,089,978	$123,375,490	$78,017,017
Cost of revenue	52,871,073	30,318,582	115,915,107	73,197,739

Gross profit	2,976,842	1,771,396	7,460,383	4,819,278

General and administrative	2,895,055	1,927,407	6,835,350	7,332,891
Marketing	217,931	55,483	586,595	159,432
Total operating expenses	3,112,986	1,982,890	7,421,945	7,492,323

Income (loss) from operations	(136,144)	(211,494)	38,438	(2,673,045)

Other expense (income), net
Interest expense, net	16,103	27,385	80,658	81,816
Other income, net	-	-	(10,000)	-
Other expense (income), net	16,103	27,385	70,658	81,816

Loss from operations before income taxes	(152,247)	(238,879)	(32,220)	(2,754,861)
Income tax (expense) benefit	(31,500)	-	(33,500)	7,980
Net loss	$(183,747)	$(238,879)	$(65,720)	$(2,746,881)

Net loss per share
Basic and Diluted	$(0.02)	$(0.02)	$(0.01)	$(0.28)

Weighted average common shares outstanding
Basic and Diluted	12,156,111	9,888,462	10,721,917	9,793,727

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$30,993,116	$579,416
Accounts receivable	1,398,123	304,769
Agent annual fees receivable, net of allowance for doubtful accounts of $455,551 and $349,420	744,929	356,131
Due from affiliates	-	2,561
Prepaid and other current assets	1,031,851	411,202
Total current assets	34,168,019	1,654,079
Property and equipment, net	107,549	105,972
Capitalized software, net	721,786	464,842
Lease right of use assets	249,075	265,140
Total assets	$35,246,429	$2,490,033

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$4,233,501	$2,806,228
Due to affiliates	-	23,658
Loan payable - current portion	17,319	17,095
Notes payable - current portion	186,978	-
Lease liability - current portion	78,531	89,566
Total current liabilities	4,516,329	2,936,547
Loan payable, net of current portion	22,076	35,093
Notes payable, net of current portion	266,603	500,000
Lease liability, net of current portion	174,163	177,578
Total liabilities	4,979,171	3,649,218

Commitments and contingencies

Stockholders' Equity (Deficit)
Common stock, $0.00 par value, 100,000,000 authorized and 13,638,049 and 10,211,658 issued and outstanding as of September 30, 2020 and December 31, 2019	-	-
Treasury Stock, at cost, 5,683 and 0 shares as of September 30, 2020 and December 31, 2019	(30,000)	-
Additional paid-in capital	36,510,545	4,988,382
Accumulated deficit	(6,213,287)	(6,147,567)
Total stockholders' equity (deficit)	30,267,258	(1,159,185)
Total liabilities and stockholders' equity (deficit)	$35,246,429	$2,490,033

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(65,720)	$(2,746,881)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	108,457	41,519
Bad debt expense	106,131	110,451
Share based compensation	322,433	1,579,099
Change in operating assets and liabilities:
Accounts receivable	(1,093,354)	987,819
Agent annual fees receivable	(494,929)	(531,911)
Due from affiliates	2,561	575,029
Prepaid and other assets	(620,649)	31,379
Accounts payable and accrued liabilities	1,427,273	(325,894)
Operating lease right of use assets	16,065	63,061
Operating lease liabilities	(14,450)	(61,694)
Due to affiliates	(23,658)	13,594
Net cash used in operating activities	(329,840)	(264,429)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(25,878)	(19,728)
Purchase of capitalized software	(341,100)	(232,780)
Net cash used in investing activities	(366,978)	(252,508)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on loan payable	(12,793)	(12,573)
Proceeds from issuance of common stock	83,014	576,000
Proceeds from the issuance of common stock in connection with public offering	34,300,000	-

Payment of offering cost in connection with issuance of common stock in connection with pubic offering	(3,183,284)	-
Purchase of treasury stock	(30,000)	-
Extinguishment of note payable	(500,000)	-
Proceeds from note payable	453,581	-
Net cash provided by financing activities	31,110,518	563,427

Net increase in cash and cash equivalents	30,413,700	46,490
Cash and cash equivalents at beginning of period	579,416	1,008,538
Cash and cash equivalents at end of period	$30,993,116	$1,055,028

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$81,803	$81,945
Income taxes paid	$5,361	$12,505
Right of use assets obtained in exchange for lease liabilities	$-	$261,814
Issuance of common stock warrants as offering costs in connection with public offering of common stock	$677,082	$-

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Net loss	$(183,747)	$(238,879)	$(65,720)	$(2,746,881)
Other expense (income), net	16,103	27,385	70,658	81,816
Income tax expense (benefit)	31,500	-	33,500	(7,980)
Depreciation & amortization	44,686	17,886	108,457	41,519
Restricted stock award compensation expense	97,219	2,942	298,239	1,546,247
Stock option compensation expense	-	21,033	24,194	32,852
Adjusted EBITDA	$5,761	$(169,633)	$469,328	$(1,052,427)

Note about Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate its core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fathom defines Adjusted EBITDA as net income (loss), excluding other expense (income), net, income tax expense (benefit), depreciation and amortization, and share-based compensation expense.

Fathom believes that Adjusted EBITDA provides useful information about the Company’s financial performance, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. The Company believes that Adjusted EBITDA helps identify underlying trends in its business that otherwise could be masked by the effect of the expenses excluded in Adjusted EBITDA. In particular, Fathom believes the exclusion of share-based compensation expense related to restricted stock awards and stock options provides a useful supplemental measure in evaluating the performance of its operations and provides better transparency into its results of operations.

Adjusted EBITDA is being presented to assist investors in seeing the Company’s financial performance through the eyes of management, and because it believes this measure provides an additional tool for investors to use in comparing Fathom’s core financial performance over multiple periods with other companies in its industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure, including:

•	Adjusted EBITDA excludes share-based compensation expense related to restricted stock awards and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the Company’s business and an important part of its compensation strategy; and
•	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.